                                                                    EXHIBIT 1.1

                          EL PASO NATURAL GAS COMPANY
                           (A DELAWARE CORPORATION)

                          (TITLE OF DEBT SECURITIES)

                                TERMS AGREEMENT

                                                   Dated: [         ] , 199[  ]

El Paso Natural Gas Company
One Paul Kayser Center
100 North Stanton Street
El Paso, Texas 79901

Dear Sirs:

  We (the "Representative(s)") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that El Paso Natural Gas Company, a Delaware corporation (the "Company"), proposes
to issue and sell $[    ] aggregate principal amount of its (Title of Debt
Securities) (the "Debt Securities"). The Debt Securities will be issued
pursuant to the provisions of an Indenture dated as of [     ], 1996 (the
"Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee").

  Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debt Securities set forth below opposite their names at the (respective) purchase price(s) set forth below.

      UNDERWRITER                            PRINCIPAL AMOUNT OF DEBT SECURITIES
      -----------                            -----------------------------------
                                                        $
                                                        ------------
          Total.............................            $
                                                        ============

  The Debt Securities shall have the terms set forth in the Prospectus dated
[         ], 199[  ], and the Prospectus Supplement dated [         ],
199[  ], including the following:

Title:

[Currency:        ]

Principal Amount to be Issued:

Maturity Date:

Interest Rate or Formula:

Interest Payment Dates: Each [          ] and [           ], commencing
[          ], [          ]

Redemption Provisions:

Sinking Fund Requirements:

[Initial Public Offering Price: [   ]%, plus accrued interest, if any, or
amortized original issue discount, if any, from [         ], 19[  ].]

Purchase Price: [   ]%, plus accrued interest, if any, or amortized original
issue discount, if any, from [         ], 19[  ] [payable in [immediately
available] funds].

Other Terms:

Closing Date and Location:

  All provisions contained in the document attached as Annex A hereto entitled "El Paso Natural Gas Company--Underwriting Agreement Standard Provisions (Debt Securities)", are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

  Please confirm your agreement by having an authorized officer sign a copy of this Terms Agreement in the space set forth below.

                                          Very truly yours,

                                          (Name(s) of Representative(s))

                                          Acting severally on behalf of
                                          (itself) (themselves) and the
                                          several Underwriters named herein

                                          By: (Name of Lead-Representative)


                                          By: _________________________________
                                            Name:
                                            Title:

Accepted as of the date first above written:

El Paso Natural Gas Company


By: _________________________________
  Name:
  Title:

                                                                        ANNEX A

                          EL PASO NATURAL GAS COMPANY
                           (A DELAWARE CORPORATION)

                            UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS
                               (DEBT SECURITIES)

  El Paso Natural Gas Company, a Delaware corporation (the "Company") proposes
to issue and sell up to [$     ] aggregate principal amount of its unsecured
debt securities (the "Debt Securities"), from time to time in one or more offerings on terms determined at the time of sale. The Debt Securities will be
issued under an Indenture dated as of [    ], 1996, as amended, modified and
supplemented from time to time (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Each issue of Debt Securities may vary as to the aggregate principal amount, maturity date, interest rate or formula and timing of payment thereof, redemption provisions, conversion provisions and sinking fund requirements, if any, and any other variable terms which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time.

  This is to confirm the arrangements with respect to the purchase of Debt Securities from the Company by the Representative(s) and the several Underwriters listed in the applicable terms agreement entered into between the Representative(s) and the Company of which this Underwriting Agreement is Annex A thereto (the "Terms Agreement"). Terms defined in the Terms Agreement are used herein as therein defined.

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-14617) in respect of the Debt Securities, shares of the Company's Common Stock, $3.00 par value per share, and shares of the Company's Preferred Stock, $.01 par value per share, which registration statement also constitutes a post-effective amendment to registration statement No. 33-44327, relating to the Company's debt securities and a post-effective amendment to registration statement No. 33-55153, and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement and such post-effective amendments, as amended, have been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Such registration statement and such post-effective amendments, as amended, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, and any registration statement filed pursuant to Rule 462(b) under the Securities Act are herein collectively referred to as the "Registration Statement". Such combined prospectus constituting a part of the Registration Statement and any prospectus subject to completion taken together with any term sheet meeting the requirements of Rule 434(b) under the Securities Act, as applicable, are collectively referred to herein as the "Prospectus"; provided, however, that a supplement to the Prospectus contemplated by Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Debt Securities to which it relates.

  1. Representations and Warranties. The Company represents and warrants to each of the Underwriters named in the Terms Agreement that:

    (a) The Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company's knowledge, contemplated by the Commission.

    (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange

  Act and the applicable rules and regulations of the Commission thereunder;
  (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and
  (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in the Registration Statement or Prospectus, or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act.

    (c) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

    (d) Each significant subsidiary of the Company within the meaning of Regulation S-K (each hereinafter referred to as a "Subsidiary") has been duly incorporated and is a corporation duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

    (e) This Agreement has been duly authorized, executed and delivered by the Company.

    (f) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent conveyance), reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law (collectively, the "Bankruptcy Exceptions").

    (g) The Debt Securities being sold pursuant to a Terms Agreement have, as of the date of such Terms Agreement, been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of such Terms Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions; and the Debt Securities being sold pursuant to a Terms Agreement conform in all material respects to all descriptions thereof contained in the Prospectus.

    (h) Neither the Company nor any Subsidiaries are (i) in violation of their respective charters or by-laws, or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any Subsidiaries is a party or by which the Company or any Subsidiaries or their respective property is bound, except in the case of clause (ii) for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

    (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Debt Securities will not violate (i) the Restated Certificate of Incorporation, as amended, or By-laws of the Company, (ii) any provision of applicable law, (iii) any agreement or other instrument binding upon the Company or any Subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except, in the case of clauses (ii) through (iv), inclusive, for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of or qualification with any U.S. governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Debt Securities, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Debt Securities, or (y) where the failure to obtain such consent, approval, authorization, order or qualification would not, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the offering of the Debt Securities as contemplated in the Prospectus Supplement.

    (j) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

    (k) Other than as set forth or incorporated by reference in the Registration Statement and Prospectus, there are no legal or governmental proceedings instituted or, to the best of the Company's knowledge, threatened against the Company or any Subsidiaries which would restrict the issuance and sale of the Debt Securities as contemplated by the Prospectus or which are required under the Securities Act to be disclosed therein and which are not disclosed. No contract or document of a character required under the Securities Act to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

    (l) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data of the Company (including any pro forma financial information) set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

    (m) The Company is not, nor is it directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder, or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

    (n) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

  2. Purchase and Sale. The obligations of the Underwriters to purchase, and the Company to sell, the Debt Securities shall be evidenced by the Terms Agreement. The Terms Agreement shall specify the principal amount of Debt Securities, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 8 hereof), the principal amount of Debt Securities which each such Underwriter severally agrees to purchase, the purchase price to be paid by the Underwriters for the Debt Securities, the initial public offering price, the time and place of delivery and payment, any delayed delivery arrangements and any other terms of the Debt Securities not already specified in the Indenture (including, but not limited to, designations, denominations, interest rates or formulas and payment dates, maturity dates, conversion provisions, redemption provisions and sinking fund requirements).

  The several commitments of the Underwriters to purchase Debt Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

  Payment of the purchase price for, and delivery of, any Debt Securities to be purchased by the Underwriters shall be made at the office of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representative(s) and the Company, at (9:00) A.M., New York City time, on the third or fourth business day (unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Exchange Act, or postponed in accordance with the provisions of Section 8 hereof) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representative(s) and the Company (each such time and date being referred to as a "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available (same-day) funds, against delivery to the Representative(s) for the respective accounts of the Underwriters of the Debt Securities to be purchased by them. Certificates for such Debt Securities shall be in such denominations and registered in such names as the Representative(s) may request in writing at least two business days prior to the applicable Closing Time. Such certificates will be made available for examination and packaging by the Representative(s) on or before the first business day prior to Closing Time.

  3. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

    (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Debt Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Debt Securities which each severally has agreed to purchase, the price at which the Debt Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative(s) and the Company deem appropriate in connection with the offering of the Debt Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Securities Act and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative(s) shall reasonably request.

    (b) To furnish to the Representative(s), without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
  (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representative(s) may reasonably request.

    (c) At any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Debt Securities, the Company will give the Representative(s) notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any term sheet within the meaning of Rule 434 under the Securities Act ), whether pursuant to the Securities Act, the Exchange Act or otherwise, and will furnish the Representative(s) with copies of each such proposed amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing.

    (d) To advise the Representative(s) promptly and, if requested by the Representative(s), to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iii) of the happening of any event during the period referred to in paragraph (c) above which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

    (e) If, at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of any of the Debt Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of either such counsel, it is necessary to amend or supplement the Prospectus to comply with U.S. laws [and, if appropriate, foreign laws], the Company will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Representative(s) will furnish to the Company) to which Debt Securities may have been sold by the Representative(s) on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with such U.S. laws [and, if appropriate, foreign laws].

    (f) The Company will endeavor in good faith to qualify the Debt Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative(s) shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will maintain such qualification in effect for so long as may be required for the distribution of the Debt Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Debt Securities have been qualified as above provided.

    (g) With respect to each sale of Debt Securities, the Company will make generally available to its security holders as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission thereunder.

    (h) Unless otherwise provided in the Terms Agreement, between the date of the Terms Agreement and the later of termination of any trading restrictions and the Closing Time with respect to the Debt Securities covered thereby (it being understood that the Representative(s) promptly will notify the Company as to the termination of trading restrictions on such Debt Securities), the Company will not, without the Representative(s') prior consent, offer to sell, enter into any agreement to sell, or guarantee any new issue of Debt Securities with a maturity of more than [ ] year(s), including additional Debt Securities (other than INSERT AGREED UPON EXCEPTIONS).

    (i) To use its reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Time and to satisfy all conditions precedent to the delivery of the Debt Securities.

  4. Conditions to Closing. The several obligations of the Underwriters to purchase Debt Securities pursuant to the Terms Agreement are subject to the following conditions:

    (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct at the applicable Closing Time with the same force and effect as if made on and as of such Closing Time.

    (b) As of the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended and supplemented,

      (i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

      (ii) any change, or any development involving a prospective change, in the assets, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented as of such time, that, in the reasonable judgment of the Representative(s), is material and adverse and that makes it, in the reasonable judgment of the Representative(s), impracticable to market the Debt Securities on the terms and in the manner contemplated in the Prospectus, as so amended or supplemented.

    (c) The Representative(s) shall have received at the applicable Closing Time a certificate, dated the applicable Closing Time and signed by an executive officer of the Company, to the effect set forth in clauses (b)
  (i) and (ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct at the applicable Closing Time and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the applicable Closing Time. The officer signing and delivering such certificate may rely upon the best of his knowledge with respect to Sections 1(a) and 1(k) as to proceedings contemplated or threatened.


    (d) The Representative(s) shall have received at the applicable Closing Time (i) an opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel to the Company, addressing the matters set forth in

  Exhibit A attached hereto, and (ii) an opinion of the (General Counsel) (Associate General Counsel) of the Company, addressing the matters set forth in Exhibit B attached hereto.

    (e) The Representative(s) shall have received at the applicable Closing
  Time an opinion of (   ), special counsel for the Underwriters, dated the
  applicable Closing Time, with respect to all such matters as the Representative(s) may reasonably request.

    (f) The Representative(s) shall have received on the date of the Terms Agreement and as of the applicable Closing Time a letter, dated such date, in form and substance satisfactory to the Representative(s), from independent accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative(s) by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without any liability of any party to any other party except as provided in Section 5.

  5. Payment of Expenses. The Company will pay all expenses, fees and taxes incident to the performance of its obligations under the Terms Agreement (which incorporates by reference this Underwriting Agreement), including, without limitation (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, and the reproduction of this Agreement, (ii) the preparation, issuance and delivery of the Debt Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of the Debt Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendment or supplement thereto, (vi) the reproduction and delivery to the Underwriters of copies of the Indenture and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, charged by rating agencies for rating the Debt Securities,
(viii) the fees and expenses, if any, incurred in connection with the listing of the Debt Securities on any national securities exchange, and (ix) the fees and expenses, if any, relating to clearance with the National Association of Securities Dealers, Inc.

  6. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through the Representative(s) expressly for use therein or was based on the Form T-1 of the Trustee. The foregoing indemnity with respect to any preliminary prospectus or any Prospectus that is supplemented or amended shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Debt Securities which are the subject thereof if such Underwriter in a timely manner received a copy of such Prospectus (or such Prospectus as so amended or supplemented), and a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, was not sent or given by or on behalf of such Underwriter to such person, at or prior to the confirmation of the sale of such Debt Securities to such person in any case where delivery of a Prospectus (or an amended or supplemented Prospectus) at or prior to the written confirmation of the sale of the Debt Securities is required by the Securities Act and the untrue statement or omission or the alleged untrue statement or omission was corrected in the Prospectus (or the Prospectus as amended or supplemented).

  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Company, its directors, such officers or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representative(s) expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

  Promptly after receipt by an indemnified party under the first or second paragraph in this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall pay the reasonable expenses of legal counsel to the indemnified party as incurred and shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, and the indemnifying party shall not be responsible for the cost of more than one counsel for all indemnified parties (excluding any necessary local counsel) in connection with any actions arising from the same facts. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

  If the indemnification provided for in the first or second paragraph in this
Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Debt Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Debt Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Debt Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Debt Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
Section 6 are several in proportion to the respective principal amounts of Debt Securities purchased by each of such Underwriters and not joint.

  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

  The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained herein or made pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company, and (iii) acceptance of and payment for any of the Debt Securities.

  7. Termination. This Agreement may be terminated, upon written notice given by the Representative(s) to the Company, at any time prior to the applicable Closing Time, if (a) after the execution and delivery of the Terms Agreement and prior to the Closing Time (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the assets, business, financial condition or results of operations of the Company and its subsidiaries taken as a whole occurs, (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, (iii) trading of any securities of the Company shall have been suspended on any national securities exchange or on the NASDAQ National Market, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representative(s), is material and adverse, and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event, singly or together with any other such event, makes it, in the reasonable judgment of the Representative(s), impracticable to market the Debt Securities on the terms and in the manner contemplated by the Prospectus and the Prospectus Supplement, as such may be amended or supplemented.

  8. Defaulting Underwriters. If one or more of the Underwriters participating in an offering of Debt Securities shall fail or refuse at the applicable Closing Time to purchase Debt Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), and the aggregate amount of Defaulted Securities is not more than one-tenth of the aggregate amount of the Debt Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated severally in the proportions that the amount of Debt Securities set forth opposite their respective names above bears to the aggregate amount of Debt Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative(s) may specify, to purchase the Debt Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Debt Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of [one-ninth] of such amount of Debt Securities without the written consent of such Underwriter. If, at the applicable Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Debt Securities and the aggregate amount of Debt Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Debt Securities to be purchased pursuant to such Terms Agreement, and arrangements satisfactory to the Representative(s) and the Company for the purchase of such Debt Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative(s) or the Company shall have the right to postpone the Closing Time but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Debt Securities.

  9. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

  10. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

  12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

  13. Notices. All references herein and in the Underwriting Agreement to the Representative(s) when made in connection with any notice to or communication by or with such Representative(s) shall, if there is more than one representative, be deemed to be to the Lead Representative, as designated in the Terms Agreement, and all notices shall be given to such Lead
Representative at the address set forth therein.

                                                                 Exhibit A

            Opinion of [                 ], Counsel for the Company

  The opinion of counsel for the Company to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be to the effect that:

    (i) the Registration Statement has become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending its effectiveness of the Registration Statement is in effect, and no proceedings for that purpose are pending before or, to such counsel's knowledge, contemplated by the Commission;

    (ii) the Underwriting Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

    (iii) the form and terms of the Debt Securities have been duly and validly authorized and established in conformity with the provisions of the Indenture by all necessary corporate action by the Company, and when such Debt Securities have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Indenture and this Agreement, they will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as such enforcement may be limited by the Bankruptcy Exceptions; and the Indenture has been duly authorized, executed and delivered by the Company, has been qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the Bankruptcy Exceptions;

    (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Debt Securities will not violate any provision of applicable law or the Restated Certificate of Incorporation, as amended, or By-laws of the Company;

    (v) no consent, approval, authorization or order of or qualification with any United States federal, New York or (with respect to matters arising under the Delaware General Corporation Law) Delaware body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Debt Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Debt Securities or except when the failure to obtain such consent, approval, authorization, order or qualification would not, individually or in the aggregate, have a Material Adverse Effect;

    (vi) the Company is not (A) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder, or (B) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder;

    (vii) the statements (A) in the Prospectus Supplement under the caption "Certain Terms of the Debt Securities" and in the Basic Prospectus under the caption "Description of Debt Securities," and (B) in the Registration Statement under Item 15, insofar as such statements constitute a summary of the legal matters referred to therein, fairly present the information disclosed therein in all material respects;

    (viii) such counsel is of the opinion that (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (B) the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder.

  In addition, such counsel shall state that in the course of the preparation by the Company of the Registration Statement, the Prospectus and the Prospectus Supplement, such counsel participated in conferences with certain of the officers and representatives of the Company and the Company's independent accountants, at which the Registration Statement, the Prospectus and the Prospectus Supplement were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel does not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement, except as specifically described in the opinion in paragraph (vii) above. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company and the Company's independent accountants, such counsel shall state that no facts have come to such counsel's attention that have caused it to believe that the Registration Statement, at the time it became effective [or at the time an Annual Report on Form 10-K was filed (whichever is later)], contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and any Prospectus Supplement, as of their respective dates [and at the date hereof], included or includes, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no view or belief, however, with respect to (i) financial statements, schedules or notes thereto or other financial and statistical data included in or omitted from the Registration Statement or Prospectus or any Prospectus Supplement or (ii) any part of the Registration Statement which shall constitute a Statement of Eligibility on Form T-1 under the Trust Indenture Act.

  With respect to the preceding paragraph, Fried, Frank, Harris, Shriver & Jacobson may state that (A) their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified, (B) no opinion or belief is being expressed with respect to Tenneco Inc. and its businesses other than Tenneco Energy, [and (C) no opinion or belief is being expressed with respect to documents incorporated by reference in the Registration Statement and Prospectus].

                                                                 Exhibit B

   Opinion of (                      ), (General Counsel) (Associate General
                            Counsel) of the Company

  The opinion of ( ), general counsel of the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be to the effect that:

    (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

    (ii)(A) the Company has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus, as amended or supplemented, and (B) the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

    (iii) each Subsidiary of the Company has been duly incorporated and is a corporation duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

    (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Debt Securities will not violate, to the best of such counsel's knowledge (A) any agreement or other instrument binding upon the Company or any Subsidiaries, or (B) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary except, in each case, for such violations as would not, individually or in the aggregate, have a Material Adverse Effect;

    (v) the statements under the caption (A) "Item 3--Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference into the Prospectus and (B) "Item 1--Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information disclosed therein in all material respects;

    (vi) after due inquiry, such counsel does not know of any legal or governmental proceedings instituted or threatened against the Company or any of its subsidiaries which would restrict the issuance and sale of the Debt Securities as contemplated by the Prospectus, or would be required to be disclosed therein and which is not disclosed; also, such counsel does not know of any statutes, regulations, contracts or other documents which are required to be summarized in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not summarized, filed or incorporated as required; and

    (vii) such counsel is of the opinion that (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (B) the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder.


  In addition, such counsel shall state that in the course of the preparation by the Company of the Registration Statement, the Prospectus and the Prospectus Supplement, such counsel participated in conferences with certain of the officers and representatives of the Company, counsel to the Company and the Company's independent accounts, at which the Registration Statement, the Prospectus and the Prospectus Supplement were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel does not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement, except as specifically described in paragraph (vii) above subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above and in the performance of his duties as (General Counsel) (Associate General Counsel) of the Company, as well as information obtained from officers and other representatives of the Company, such counsel shall state that no facts have come to such counsel's attention that have caused him to believe that the Registration Statement, at the time it became effective [or at the time an Annual Report on Form 10-K was filed (whichever is later)], contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and any Prospectus Supplement, as of their respective dates [and at the date hereof], included or includes, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no view or belief, however, with respect to (i) financial statements, schedules or notes thereto or other financial data included in or omitted from the Registration Statement or Prospectus or any Prospectus Supplement or (ii) any part of the Registration Statement which shall constitute a Statement of Eligibility on Form T-1 under the Trust Indenture Act.

  With respect to the preceding paragraph, such counsel may state that no opinion or belief is being expressed with respect to Tenneco Inc. and its business other than Tenneco Energy.


                                      B-2